Agreement


     THIS AGREEMENT is made as of the last date written below, by and between Envirometrics, Inc. (hereinafter, the "Company"), a Delaware corporation with its principal office in Charleston, South Carolina and THE UNITED STATES COMPANY, a Virginia corporation (hereinafter, the "Investor");

                                    Recitals

     On January 1, 1997 the Parties and others entered into an agreement (hereinafter the "Trico Assignment," a copy of which is attached hereto as Exhibit "A") under which Investor accepted (a) as a mode of payment, or partial payment, for certain obligations of Company to it an assignment to it of proceeds due to Company under a promissory note dated July 26, 1996 from Trico Engineering Consultants, Inc. (the "Trico Note"); and, (b) as security for such payment, the assignment to it of a portion of a Security Agreement, Pledge Agreement and Guaranty Agreement, (collectively the "Trico Security Documents") which collateralize the Trico Note; and,

     In December, 1996 the Parties and others entered into an agreement which was amended on May 1, 1998 (hereinafter, as amended, the "Miller Assignment", a copy of which, together with its amendment, is attached hereto as Exhibit "B") under which each assignee thereunder accepted: (a) as a mode of partial payment for certain obligations of Company to it an assignment to it of proceeds due to Company under a promissory note dated December 19, 1996 from James W. Miller of Richmond, VA (the "Miller Note"); and, (b) as security for such payment, the assignment to it of a mortgage, lease assignment and security agreement (collectively, the "Miller Security Documents") which collateralize the Miller Note. The Trico Assignment and the Miller Assignment are referred to below collectively as the "Assignments", and the "Trico Security Documents" and the "Miller Security Documents" are referred to below collectively as the "Security Documents;" and,

     On May 1, 1998, the Parties, Azimuth, Inc. and others entered into an Assignment of Proceeds and Security Agreement (hereinafter the "Azimuth Agreement", a copy of which is attached hereto as Exhibit "C") under which each secured party thereunder accepted as partial security for the aforesaid obligations a security interest in the outstanding stock and the assets of Azimuth, Inc.; and,

     The Assignments and the Azimuth Agreement were intended by the Parties to pay (or partially pay) and collateralize certain amounts due from Company to Investor, which amounts, together with accrued interest and any other amounts owing from Company to Investor had an outstanding balance as of April 30, 1998 of $223,295.00; and,

     Company's financial circumstances are such that the elimination of the Company's indebtedness to Investor by its conversion to equity as provided below, the termination by Investor of its interest in the Assignments and the Azimuth Agreement, together with concessions by other secured creditors, will enable Company to significantly improve its overall financial situation, including the mediation of its unsecured debt; and,

     Investor is willing to cancel the Company's indebtedness to it and relinquish its rights as aforesaid in exchange for certain preferred stock and other obligations of Company as expressed herein.

     NOW, THEREFORE, for and in consideration of the mutual obligations expressed herein and other valuable consideration, the Parties agree as follows:

     1. Payment to Investor. Company will pay to Investor the sum of Sixteen Thousand and 00/100 Dollars ($16,000.00) as follows:

     (a) Company will pay to Investor Eight Thousand and 00/100 Dollars ($8,000.00) at such time as either the Miller Note or the Trico Note or both of them are refinanced by Company, which is anticipated by the Company to occur not more than sixty (60) days from the execution hereof;

     (b) Company will pay to Investor an additional Eight Thousand and 00/100 Dollars ($8,000.00) on the ninetieth day following the execution hereof, or upon the closing of the transaction contemplated by the letter of intent dated June 26, 1998 (a specimen copy, deleting the name of the signatory, of which is attached hereto as Exhibit "D"), whichever is sooner;

     2. Purchase and Sale of Securities. As soon as practicable after the execution hereof, the Company agrees to issue to Investor, and Investor agrees to accept, One Hundred Eleven Thousand Six Hundred Forty-eight (111,648) shares of Preferred Stock of the Company described below (the "Securities") in exchange for the consideration provided for below.

     3. Release and Termination. The Parties hereby terminate the Assignments and the Azimuth Agreement as they pertain to any rights and obligations between them and further agree that the Assignments and the Azimuth Agreement are, as of this day, canceled, void and of no further effect to the extent of any such rights and obligations, and Investor hereby releases and relinquishes any claims and rights of whatever nature which it may have to the "Collateral", as defined by Section 2 of each Assignment, and to the "Pledged Securities" and the "Secured Assets" as defined by the Azimuth Agreement, and any other rights thereunder. Contemporaneously with its execution hereof, Investor is executing such UCC termination statements as may be necessary to effectively terminate, as a matter of record, any of its rights under, or interest in, the Assignments and the Azimuth Agreement. All prior indebtedness of the Company to the Investor and all instruments evidencing same are hereby canceled and declared void and of no effect, and Investor hereby and forever releases and discharges the Company from all prior indebtedness to Investor, including but not limited to all Promissory Notes from Company to Investor, the original copy(ies) of which Investor shall deliver to Company, as soon as practicable following the execution hereof, marked "Satisfied" and executed by an authorized signatory of Investor.

     4. Consent. Investor hereby consents to and ratifies the modification, release, cancellation and/or termination of the Trico Note; the Miller Note; the Security Documents; the Azimuth Agreement and/or either or both of the Assignments, between Company and any of the other Parties thereto.

     5. Preference, Par Value, Preemptive and Voting Rights. The Securities, together with the other outstanding preferred stock of the Company except for the preferred stock originally issued to Zellweger Analytics, Inc., will have an absolute preference in liquidation of company assets over all shareholders of Common Stock of the Company and unsecured creditors. The preferred stock issued to Zellweger Analytics, Inc. shall have a prior claim in any liquidation unless same has been converted to Common Stock of the Company. The Securities will be without nominal or par value, and, except as may otherwise be required by law, shall not entitle the holder to any preemptive rights to subscribe to any class of shares issued or which may be issued nor to vote at Stockholders' meetings of the Company, nor to participate in profits beyond their fixed, annual preferential dividend rate.

     5. Dividend. The Securities shall bear and pay a preferred dividend rate of Fourteen Cents ($0.14) per share, per annum, payable to the holder at the end of each calendar quarter, commencing on June 15, 1999. This amount shall accrue for the first year (6/15/98 - 6/14/99) and be divided equally among and added to the quarterly payments of the second year (6/15/99 - 6/14/00).

     6. Conversion to Common Stock. The Investor shall have the right, which the Investor may exercise at any time on or before June 14, 2009 (the "Maturity Date") to convert all or a portion of the Securities into shares of Company's Common Stock, upon Sixty (60) days prior notice to Company of (i) the Investor's intention to so convert, and (ii) the amount of the Securities to be converted. At all times up until the Maturity Date: (a) the conversion ratio shall be one share of the Securities for five shares of Common Stock of the Company; and (b) the Investor may, from time to time, elect to convert less than all of the Securities owned by it without impairment of its right to convert other portions of the balance thereof.

     8. Put Option. As an alternative to the conversion into Common Stock as set forth above, the Investor is hereby granted the right to put the Securities back to the Company, upon Sixty (60) days prior notice to Company, in exchange for a cash payment in accordance with the following schedule:

    Date            # of Shares        Per Share Price        Cash to Investor

6/15/04-6/14/05        22,329              $2.36                   $52,696.44
6/15/05-6/14/06        22,329              $2.42                   $54,036.18
6/15/06-6/14/07        22,329              $2.48                   $55,375.92
6/15/07-6/14/08        22,329              $2.54                   $56,715.66
6/15/08-6/14/09        22,332              $2.60                   $58,063.20
                      111,648                                     $276,887.40

     Shares not put to the Company in any given year may be carried forward to following years (until 6/14/09) and put to the Company at the Per Share Price stated above for the period in which the put is exercised for such Securities. (For example, all of the Securities may be put to the Company on 6/14/08 at a price of $2.60 per share for a total redemption price of $290,284.80). Any put options hereunder not exercised by June 14, 2009 shall expire on that date.

     9. Call Option. The Company shall have the right to redeem all or any portion of the Securities not yet converted or put to the Company upon Sixty
(60) days prior notice to the holder according to the following schedule:

    Date               Per Share Price

6/15/98-6/14/99            $2.00
6/15/99-6/14/00            $2.06
6/15/00-6/14/01            $2.12
6/15/01-6/14/02            $2.18
6/15/02-6/14/03            $2.24
6/15/03-6/15/04            $2.30
6/15/04-6/14/05            $2.36
6/15/05-6/14/06            $2.42
6/15/06-6/14/07            $2.48
6/15/07-6/14/08            $2.54
6/15/08-6/14/09            $2.60

     Any Securities not (a) converted to common stock or put to the Company by the Maturity Date, or (b) not tendered back to the Company in response to a call by the date so specified in such notice of call will not be entitled thereafter to any dividend, conversion or other rights.

     10. Piggyback Registration of Common Stock. In the event that the Company at any time subsequent to the date any Common Stock is issued to the Investor hereunder proposes to file a registration statement (other than a registration statement on a Form S-8 of Form S-14, or forms similar thereto in effect at the time of such filing) under the Securities Act of 1933 (as then in effect or any similar statute then in effect), in connection with a proposed public offering of securities, the Company agrees to immediately notify the Investor in writing, at least thirty (30) days prior to such proposed filing date of such registration statement. Within 30 days following delivery of such notice, the Investor may request that the Company include in such contemplated registration statement any shares of Common Stock owned (or to be owned on such date pursuant to an anticipated conversion) by the Investor pursuant to this Stock Subscription and Conversion Agreement. Upon receipt of such notice, the Company will cause the shares of Common Stock made the subject of such request to be covered by the Company.

     The Company will pay all expenses reasonably incurred by it and the Investor (including the Investor's attorney's fees, commissions and fees of underwriters or brokers with respect to the shares of the stock to be registered and sold by the Investor) in connection with the registration statement and any post-effective amendment thereto and in connection with qualifying the securities covered by the registration statement under the Blue Sky or other state securities' laws.

     The Investor shall furnish the Company and the Company shall furnish the Investor such documents, including selling notices and opinions of counsel, as are typically and reasonable requested and delivered by an issuer and selling shareholder in a "piggyback" registration transaction of the type outlined above. The Investor and the Company, respectively, agree to provide such documentation and information on a timely basis to permit the registration statement covering the common shares of stock owned by the Investor to become effective on a prompt and orderly basis.

     11. Limitation on Sale of Securities. The Investor agrees to limit the number of registered shares it may sell following registration to no more than 25,000 shares during any calendar quarter for the first Two years following registration.

     12. Investor's Representations and Warranties. The Investor understands that the Securities are being issued without registration under the Federal Securities Act of 1933, as amended. Therefore, the Investor hereby makes the representations and warranties set forth herein to the Company and to each party assisting the Company in the transaction and understands that each such person or entity is materially relying upon such representations and warranties.

     13. Investor Representation of Risk Understanding. The Securities are being acquired for the Investor's own account, for investment, and not with the view to, or for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, or the securities or blue-sky laws of any state. Without limiting the effect or validity of certain "piggyback" registration rights, the Investor understands that there is no public market for the Securities and that none is likely to develop in the foreseeable future. The Investor understands that these substantial restrictions on transferability mean that the Investor must bear the economic risk of this investment for an indefinite period of time because, among other reasons, the Securities have not been registered under the 1933 Act, or the securities laws of any state, and therefore can not be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and applicable state securities laws or an exemption from such registration is available. In the event that the Investor requests the opinion of counsel concerning the transferability of the Securities, the Investor shall pay all costs, including, without limitation, reasonable attorney's fees, related to such opinion.

     14. Investor Access to Information. During the negotiation of the transaction contemplated hereby, the Investor and its representatives have been afforded access to information concerning the Company and the contemplated transaction and further have been afforded the opportunity to ask such questions of the officers of the Company concerning the business, operations, financial condition, assets, liabilities, and prospects and other relevant matters as they have deemed necessary or desirable, and the Investor hereby confirms that it has been given information in order to evaluate the merits and risks of the prospective investment contemplated hereby.

     15. Investor Performance of Due Diligence. The Investor and its representatives have been solely responsible for their own "due diligence" investigation of this investment, for their own analysis of the merits and risks of this investment and for their own analysis of the fairness and desirability of the terms of this investment. In taking any action or performing any role relative to the arranging of the proposed investment, the Investor has acted solely in its own interest and neither the Investor nor any of the Investor's officers or employees has acted as an agent of the Company.

     16. Investor Recognition of Income Tax Consequences. The Investor further recognizes that provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, may be changed by legislative and/or administrative action or interpreted by courts of law in a manner to deprive the Investor of any contemplated tax benefits of the investment contemplated hereby.

     17. Investor Restrictions on Stock Transfer. Since the Investor is not acquiring the Securities with any view to subsequent distribution, the Investor understands that the stock certificates which will be issued shall bear the following or a substantially similar legend restricting the transfer:

     "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted shares" as that term is defined in Rule number 144 of the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is established to the satisfaction of the Company."

     When issued, the Securities will be free and clear of any liens, security interests encumbrances, claims and rights of others of any kind and nature.

     The Investor understands and agrees that it may (subject to the other provisions of this Agreement) transfer all or any portion of the Securities (the "Offered Interest") to a third party (the "Transferee") only if the Investor first gives the Company the right of first refusal as herein provided to purchase the Offered Interest at the price and on terms no less favorable than those offered to or by such Transferee and only during the period herein set forth. Such right of first refusal shall be set forth in a written notice containing the terms and conditions of the proposed transfer to the Transferee (the "Offer Notice") with a copy of the offer by the Transferee attached thereto. The Company shall have the option for a period of 30 days after its receipt of the Offer Notice to purchase upon the terms and conditions contained in the Offer Notice, all but not less than all of the Offered Interest, by delivering written notice thereof, (the "Acceptance Notice") to the Investor prior to the expiration of such 30-day period. If the Company elects to purchase the Offered Interest, settlement shall be held at the principal office of the Company or at such mutually agreeable location within 30 days of receipt of the Acceptance Notice. If the Company does not elect to purchase all of the Offered Interest within 30 days after receipt of the Offer Notice, the Investor shall have the right to transfer the Offered Interest to the Transferee upon the terms and conditions contained in the Offer Notice, provided that prior to any transfer of the Offered Interest, the Transferee expressly assumes in writing all of the Investor's obligations under this Agreement and agrees in writing with the Company to be governed by the provisions of this Agreement, and further provided that settlement occurs within 75 days of delivery of this Offer Notice. The foregoing notwithstanding, the Investor shall have the right, from time to time, to transfer all or any portion of the Securities among a parent, subsidiary or affiliated companies without having to first offer the Securities to the Company or otherwise complying with the foregoing paragraph.

     18. Investor is an Accredited Investor Within the Meaning of Rule 501 of the Securities Act of 1933. The Investor and its officers represent and warrant
(i) that they have knowledge and experience in business and financial matters to utilize the information given to them in connection with this investment in order for the Investor to evaluate the risks of the investment and to make an informed investment decision, and (ii) that the Investor has the financial strength to bear the risks of the investment including the possible total loss of the investment.

     19. Investor Agrees to Hold Company Harmless. In consideration of issuance of the Securities to the Investor, the Investor, for itself and its officers, hereby:

     (a) releases and forever discharges the Company and each of its affiliates, employees, officers, directors, shareholders, agents or representatives, of and from (i) any and all actions and causes of actions, claims and demands whatsoever, whether known or unknown and whether or not founded in fact, in law or in equity (other than with respect to material misstatements of fact made to the Investor by the Company and with respect to material omissions to state a fact when requested by the Investor), and (ii) any and all manner of suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in (other than with respect to material misstatements of fact made to the Investor by the Company and with respect to material omissions to state a fact when requested by the Investor), upon or by reason of any matter, cause or thing whatsoever arising out of or in connection with the Investor's acquisition or ownership of the Securities, to the extent that the same arises from or is related to claims under state or federal securities laws or resulting from any action, suit, proceeding, demand, assessment, judgment, cost or expense incident to any of the foregoing, and covenants and agrees with the Company and each of its affiliates, employees, officers, directors, shareholders, agents or representatives that neither the Investor nor its successors will ever (i) except as allowed herein, institute any suit or action at law or otherwise against the Company or its affiliates, employees, officers, directors, shareholders, agents or representatives, or,
(ii) except as allowed herein, institute, prosecute, or in any way aid in the institution or prosecution of any claim, demand, action or cause of action for damages, costs, loss of services, expense or compensation for and on account of any damages, loss or injury either to person or property, or both, or breach of any contract or agreement, whether developed or undeveloped, resulting or to result, known or unknown, or by reason of any matter, cause or thing whatsoever arising out of or in connection with the Investor's acquisition of the Securities, to the extent that such arises from or is related to claims under state or federal securities laws, or resulting from any action, suit, proceeding, demand, assessment, judgment, cost or expenses incident to any of the foregoing; and

     (b) without limiting the indemnification provisions contained in the Promissory Note or related Security Agreement, agrees to indemnify and hold free and harmless the Company from and against all costs, expense, claims, damages and liabilities (to the extent the Investor has benefited financially by the action resulting in such costs, expenses, claims, damages or liabilities), whether accrued, absolute, contingent or otherwise arising out of or in connection with the acquisition of the Securities, to the extent that such arises from or is related to claims under state or federal securities laws, or resulting from any action, suit, proceeding, demand, assessment, judgment, cost or expenses incident to any of the foregoing, and the Investor agrees to pay upon request all fees and expenses including but not limited to, reasonable attorney's fees, associated with any of the above.


     20. Availability of Representation by Independent Counsel. The Investor confirms and acknowledges that it has had full opportunity to be represented by independent counsel of its choice to review the investment solely from the point of view of the Investor.

     21. Applicable Law. This Agreement shall be governed in all respects by the laws of the state of South Carolina without reference to the choice of law principles thereof, and the Parties hereto submit to exclusively to the in personam jurisdiction of the courts in Charleston, South Carolina for the resolution of any disputes which may arise herefrom.

     22. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their successors, legal representatives and assigns.

     23. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be sufficiently given if delivered in person or sent by telex, facsimile, telecopy, registered or certified mail with postage prepaid, Federal Express or Express Mail, addressed as follows:

         If to the Company:

                  Envirometrics, Inc.
                  9229 University Boulevard
                  Charleston, South Carolina   29406

         If to the Investor:

                  The United States Company
                  707 E. Main Street, Suite 1050
                  Richmond, VA  23219
                  Attn:  Mr. Richard H. Guilford, President

     24. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable the invalid or unenforceable provision in any other jurisdiction or under any other circumstance.

     25. Entire Agreement. This agreement constitutes the entire agreement by and between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings of the Parties.


     IN WITNESS WHEREOF, the Investor has hereunto caused its authorized officer to execute this instrument and affix its seal as of this 30th day of June, 1998.


THE UNITED STATES COMPANY  ("Investor")


By:____________________________________
      Richard H. Guilford, President

     The provisions of the foregoing subscription agreement are accepted and consented to by us as of this 30th day of June, 1998.


ENVIROMETRICS, INC. ("Company")


By: ____________________________
       Walter H. Elliott, III, President and CEO